Response to Item 77D

Eaton Vance Short Term Real Return Fund
Material changes to the investment policies of the Fund are described in one or more supplements to the Fund's statement of additional information, filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.